UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/11/2008

Encorium Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21145

Delaware	56-1668867
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenhardie Corporate Center,
1275 Drummers Lane, Suite 100, Wayne, Pennsylvania 19807
(Address of principal executive offices, including zip code)

610-975-9533
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On June 11, 2008, the Company issued a press release announcing the execution of a non-binding letter of intent with Fine Success Investments, Ltd., a British Virgin Islands company doing business as Linkcon. A copy of the Company's press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. The information contained in this Item 7.01, including Exhibit 99.1 shall not be deemed "filed" with the Securities and Exchange Commission nor incorporated by reference in any filings unless specifically referenced therein.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
99.1 Press Release of Encorium Group, Inc. dated June 11, 2008.

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements identified by words such as "estimate," "project," "expect," "intend," "believe," "anticipate" and similar expressions regarding the potential acquisition of Prologue and the merger with Linkcon and our expectations regarding the effects of such transactions. Those statements involve risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to: (i) the timing of the closing, if any, of the acquisition of Prologue and the merger with Linckon; (ii) the completion to our satisfaction of due diligence regarding both Prologue and Linkcon; (iii) the acquisition by us of a fairness opinion relating to the purchase price for Linkcon; (iv) our ability to negotiate definitive agreements with Prologue and Linkcon; (v) Linkcon's ability to enter into definitive agreements with the CRO entities to be acquired by Linkcon and Linkcon's ability to complete those transactions pursuant to the existing non-binding term sheets; (vi) Chardan's ability to raise $25 million for investment in the combined entity; (vii) our ability to obtain the required corporate, stockholder and, if applicable, third-party and governmental approvals; (viii) the possibility that the transaction may not close; (ix) our ability to negotiate mutually acceptable employment arrangements with key employees of Prologue and Linkcon; (x) our ability to successfully integrate the businesses of Prologue and Linkcon; and (xi) the performance of the combined business to operate successfully and generate growth.

Additional risks and uncertainties that could affect the Company's future operating results and financial condition generally include, without limitation: (i) our success in attracting new business and retaining existing clients and projects; (ii) the size, duration, and timing of clinical trials we are currently managing may change unexpectedly; (iii) the termination, delay or cancellation of clinical trials we are currently managing could cause revenues and cash-on-hand to decline unexpectedly; (iv) the timing difference between our receipt of contract milestone or scheduled payments and our incurring costs to manage these trials; (v) outsourcing trends in the pharmaceutical, biotechnology and medical device industries; (vi) the ability to maintain profit margins in a competitive marketplace; (vii) our ability to attract and retain qualified personnel; (viii) the sensitivity of our business to general economic conditions; (ix) other economic, competitive, governmental and technological factors affecting our operations, markets, products, services and prices; (x) announced awards received from existing and potential customers are not definitive until fully negotiated contracts are executed by the parties; (xi) our backlog may not be indicative of future revenues and may not generate the revenues expected; (xii) our ability to successfully integrate the businesses of Encorium and Remedium Oy which we acquired on November 1, 2006; and (xiii) the performance of the combined business to operate successfully and generate growth. You should not place any undue reliance on these forward looking statements which speak only as of the date of this press release. Additional information concerning factors that might affect our business or stock price which could cause actual results to materially differ from those in forward-looking statements is contained in Encorium Group's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2007 and other periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from Encorium Group's investor relations department.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encorium Group, Inc.

Date: June 11, 2008	By:	/s/ Kai Lindevall
Kai Lindevall
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release of Encorium Group, Inc. dated June 11, 2008